UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025

RICE ACQUISITION CORPORATION 3

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42883	98-1863122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 East Main Street, Second Story

Carnegie, Pennsylvania 15106

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 228-1801

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-sixth of one redeemable warrant	KRSP U	New York Stock Exchange
Class A ordinary share, $0.0001 par value	KRSP	New York Stock Exchange
Warrants, exercisable for one Class A ordinary share at an exercise price of $11.50 per share	KRSP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 18, 2025, Rice Acquisition Corporation 3 (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units may elect to separately trade the Company’s Class A ordinary shares and warrants that comprise the units commencing on November 21, 2025. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The Class A ordinary shares and warrants that are separated will trade on the New York Stock Exchange (the “NYSE”) under the symbols “KRSP” and “KRSP WS,” respectively. Those units not separated will continue to trade on the NYSE under the symbol “KRSP U.” Holders of units will need to have their brokers contact Odyssey Transfer and Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 18, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2025	RICE ACQUISITION CORPORATION 3

	By:	/s/ James Wilmot Rogers
	Name:	James Wilmot Rogers
	Title:	Chief Financial Officer and Chief Accounting Officer

2